Exhibit (j) under Form N-1A
                                Exhibit 23 under Item 601/ Reg. S-K




        Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the State of Additional Information for Federated High Yield Trust in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A, No. 2-91091) of Federated High Yield Trust, and to the incorporation by reference therein of our report dated April 7, 2004 on the financial statements and financial highlights of Federated High Yield Trust included in the Annual Report to Shareholders for the fiscal year ended February 29, 2004.





                                    /s/ ERNST & YOUNG LLP
                                    ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2004